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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
No. 333-1620, No. 333-34693, No. 333-34695 and No. 333-46887) of Total Renal
Care Holdings, Inc. of our report dated March 29, 1999, appearing on page F-1 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
March 29, 1999